UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2007
WQN, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events
          On March 30, 2007, SeaView Mezzanine Fund, LP (“SeaView”) filed a complaint with the Supreme Court of the State of New York, County of New York (the “Complaint”) against WQN, Inc. (the “Company”). SeaView is alleging that the Company is required to make additional capital contributions to SeaView in connection with the subscription agreement the Company signed on June 23, 2005. SeaView is seeking $7,700,000, the remaining unpaid amount of the Company’s original commitment to SeaView, in damages.
          The Company’s management and board of directors believes that this Complaint is without merit, in part as a result of a May 27, 2006 letter agreement which has the effect of reducing the Company’s capital commitment to SeaView to the amount that has been previously paid and the Company will prevail in this matter. The Company has directed its legal counsel to communicate that fact to SeaView and its representatives, as evidenced by a letter from Patton Boggs LLP dated March 30, 2007, a copy of which is attached hereto as Exhibit 99.1, and will vigorously defend the Company against these claims by SeaView.
Item 9.01.      Financial Statements and Exhibits

Exhibit 99.1	Correspondence from Patton Boggs LLP dated March 30, 2007

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	WQN, INC.
	By:	/s/B. Michael Adler
B. Michael Adler
Chief Executive Officer